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                                   EXHIBIT (4)

                         Form of Plan of Reorganization




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                                 HIGHMARK FUNDS
                             PLAN OF REORGANIZATION


       This Plan of Reorganization having been approved by the Board of Trustees of HighMark Funds is made as of ________________, 2000 by HighMark Funds (the "Plan"). The capitalized terms used herein shall have the meaning ascribed to them in this Plan.

OVERVIEW OF PLAN OF REORGANIZATION

      (1) The HighMark Intermediate-Term Bond Fund ("Intermediate-Term Bond Fund" or the "Consolidating Fund") will sell, assign, convey, transfer and deliver to the HighMark Bond Fund (the "Bond Fund" or the "Consolidated Fund") on the Exchange Date all of the properties and assets existing at the Valuation Time in the Consolidating Fund. In consideration therefor, the Consolidated Fund shall, on the Exchange Date, assume all of the liabilities of the Consolidating Fund for a number of full and fractional shares of the Consolidating Fund having an aggregate net asset value equal to the value of the assets of the Consolidating Fund transferred to the Consolidated Fund on such date less the value of the liabilities of the Consolidating Fund assumed by the Consolidated Fund on that date. It is intended that the reorganization described in this Plan shall be a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code").

    (2) Upon consummation of the transactions described in paragraph (1) of this Plan, the Consolidating Fund shall distribute in complete liquidation to its shareholders of record as of the Exchange Date the shares of the Consolidated Fund received by it, each shareholder being entitled to receive the number of such shares of the Consolidated Fund equal to the proportion which the number of shares of beneficial interest of the Consolidating Fund held by such shareholder bears to the number of such shares of the Consolidating Fund outstanding on such date.

FACTUAL BASIS OF THE PLAN

1. (a) HighMark Funds is a business trust duly established and validly existing under the laws of the Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry out the transactions involved under this Plan. Each of the Intermediate-Term Bond Fund and the Bond Fund (each a "HighMark Fund" and, collectively, the "HighMark Funds") has all necessary federal, state and local authorizations to carry on its business as now being conducted and to carry out this Plan.

      (b) HighMark Funds is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. Each HighMark


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Fund has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of the Code as of and since its first taxable year and each HighMark Fund qualifies and intends to continue to qualify as a regulated investment company for the taxable year ending upon its liquidation. Each HighMark Fund has been regulated as an investment company under such Sections of the Code at all times since its inception.

      (c) The statement of assets and liabilities, statement of operations, and statements of changes in net assets, financial highlights and schedule of investments (indicating their market values) for each HighMark Fund for the year ended July 31, 1999, such statements and schedules having been audited by Deloitte & Touche LLP, independent accountants to HighMark Funds, fairly present the financial position of each HighMark Fund as of such date and said statements of operations and changes in net assets and financial highlights fairly reflect the results of operations, changes in net assets and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles.

     (d) The prospectuses of each HighMark Fund dated November 30, 1999, as filed with the Securities and Exchange Commission (the "Commission") (the Prospectuses") and the Statement of Additional Information for HighMark Funds, dated November 30, 1999, as filed with the Commission did not as of their such dates, and will not as of the Exchange Date contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of HighMark Funds, threatened against HighMark Funds which assert liability on the part of HighMark Funds.

     (f) The Consolidating Fund does not have any known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its respective statement of assets and liabilities as of July 31, 1999 referred to in Section 1(c) hereof and those incurred in the ordinary course of HighMark Funds' business as an investment company since that date.

     (g) As used in this Plan, the term "Investments" shall mean the Consolidating Fund's investments shown on their respective schedule of portfolio investments as of July 31, 1999 referred to in Section 1(c) hereof as supplemented with such changes as HighMark Funds or the Consolidating Fund shall make after that date.

     (h) HighMark Funds and each HighMark Fund has filed or will file all federal and state tax returns which, to the knowledge of HighMark Funds' officers, are required to be filed by HighMark Funds and has paid or will pay all federal and state taxes shown to be due on said returns or on any assessments received by HighMark Funds or each HighMark Fund. All tax liabilities of HighMark Funds and each HighMark Fund have been adequately provided for on its books, and no tax deficiency or liability of HighMark Funds or any HighMark Fund has


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been asserted, and no question with respect thereto has been raised by the
Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

     (i) At both the Valuation Time and the Exchange Date and except for shareholder approval, HighMark Funds, on behalf of the Consolidating Fund, will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other assets and liabilities transferred by it pursuant to this Plan. At the Exchange Date, subject only to the delivery of the shares, Investments and any such other assets and liabilities as contemplated by this Plan, HighMark Funds, on behalf of the Consolidated Fund, will acquire the Investments and any such other assets subject to no encumbrances, liens or security interests whatsoever and without any restrictions upon the transfer thereof.

     (j) At both the Valuation Time and the Exchange Date, HighMark Funds and the Consolidated Fund will have full right, power and authority to purchase the Investments and any other assets and assume the liabilities of the Consolidating Fund to be transferred to it pursuant to this Plan.

     (k) Each HighMark Fund is qualified and will at all times through the Exchange Date qualify for taxation as a "regulated investment company" under Sections 851 and 852 of the Code.

     (l) At the Exchange Date, the Consolidating Fund will have sold such of its assets, if any, as necessary to assure that, after giving effect to the acquisition of its assets pursuant to this Plan, the Consolidated Fund will remain a "diversified company" within the meaning of Section 5(b)(1) of the 1940 Act and in compliance with such other mandatory investment restrictions as are set forth in its Prospectus and Statement of Additional Information.

SPECIFICS OF PLAN

2. REORGANIZATION. (a) Subject to the requisite approval of the respective shareholders of the Consolidating Fund and to the other terms and conditions contained herein (including the Consolidating Fund's distribution to its respective shareholders of all of its investment company taxable income and net capital gain (as described in Section 7(k)), the Consolidating Fund will sell, assign, convey, transfer and deliver to the Consolidated Fund and the Consolidated Fund will acquire from the Consolidating Fund, on the Exchange Date all of the Investments and all of the cash and other assets of the Consolidating Fund in exchange for that number of shares of beneficial interest of the Consolidated Fund provided for in Section 3 and the assumption by the Consolidated Fund of all of the liabilities of the Consolidating Fund. Pursuant to this Plan, the Consolidating Fund will, as soon as practicable after the Exchange Date, distribute in liquidation all of the Consolidated Fund's shares received by it to its shareholders in exchange for their shares of beneficial interest of the Consolidating Fund.


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     (b) HighMark Funds, on behalf of the Consolidating Fund, will pay or cause to be paid to the Consolidated Fund any interest and cash dividends received by it on or after the Exchange Date with respect to the Investments transferred to the Consolidated Fund hereunder. HighMark Funds, on behalf of the Consolidating Fund, will transfer to the Consolidated Fund any rights, stock dividends or other securities received by it after the Exchange Date as stock dividends or other distributions on or with respect to the Investments transferred, which rights, stock dividends and other securities shall be deemed included in the assets transferred to the Consolidated Fund at the Exchange Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Exchange Date shall be included in the determination of the value of the assets of the Consolidating Fund.

3. EXCHANGE DATE; VALUATION TIME. On the Exchange Date, the Consolidated Fund will deliver to the Consolidating Fund a number of shares of the Consolidated Fund having an aggregate net asset value equal to the value of the assets of the Consolidating Fund, less the value of the liabilities of the Consolidating Fund assumed, determined as hereafter provided in this Section.

     (a) The valuation time shall be 4:00 pm. (Eastern time) June 2, 2000 or such earlier or later day as may be established by the proper officers of HighMark Funds (the "Valuation Time").

     (b) The net asset value of shares of the Consolidated Fund to be delivered to the Consolidating Fund, the value of the assets of the Consolidating Fund, and the value of the liabilities of the Consolidating Fund to be assumed by the Consolidated Fund in each case shall be computed as of the Valuation Time pursuant to the valuation procedures customarily used by HighMark Funds.

     (c) No formula will be used to adjust the net asset value of each HighMark Fund to take into account differences in realized and unrealized gains and losses.

     (d) HighMark Funds, on behalf of the Consolidated Fund, shall issue shares of the Consolidated Fund to the Consolidating Fund on one share deposit receipt registered in the name of the Consolidating Fund. The Consolidating Fund shall distribute in liquidation shares of the Consolidated Fund received by it hereunder pro rata to its respective shareholders by redelivering such share deposit receipt to HighMark Funds' transfer agent, which will as soon as practicable set up open accounts for each shareholder of the Consolidating Fund in accordance with written instructions furnished by HighMark Funds.

     (e) The Consolidated Fund shall assume all liabilities of the Consolidating Fund, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of the Consolidating Fund or otherwise, except that recourse for assumed liabilities relating to the Consolidating Fund will be limited to the Consolidated Fund.


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4. EXPENSES AND FEES. All fees and expenses, including accounting expenses, portfolio transfer taxes (if any) or other similar expenses incurred directly in connection with the consummation of the transaction contemplated by this Plan will be borne by HighMark Capital Management, Inc. and/or its affiliates including the costs of proxy materials, proxy solicitation, and legal expenses. Fees and expenses not incurred directly in connection with the consummation of the Plan will be borne by the party incurring such fees and expenses.

     (b) Notwithstanding any other provisions of this Plan, if for any reason the transaction contemplated by this Plan is not consummated, no entity shall be liable to the other entity for any damages resulting therefrom, including, without limitation, consequential damages.

5. EXCHANGE DATE. Delivery of the assets of the Consolidating Fund to be transferred, assumption of the liabilities of the Consolidating Fund to be assumed, and the delivery of the Consolidated Fund's shares to be issued shall be made at the offices of HighMark Funds, 1 Freedom Valley Road, Oaks, Pennsylvania 19456, at 9:00 a.m. Eastern time on the next full business day following the Valuation Time, or at such other time and date established by the proper officers of HighMark Funds, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

6. SPECIAL MEETING OF SHAREHOLDERS: Dissolution. (a) The Consolidating Fund agrees to call a special meeting of its respective shareholders as soon as is practicable after the effective date of the registration statement filed with the Commission by HighMark Funds on Form N-14 relating to the shares of the Intermediate-Term Bond Fund issuable hereunder (the "Registration Statement"), and the proxy statement of the Intermediate-Term Bond Fund included therein (the "Proxy Statement") for the purpose of considering the sale of all of the assets of the Consolidating Fund to and the assumption of all of the liabilities of the Consolidating Fund by the Consolidated Fund as herein provided, adopting this Plan, and authorizing the liquidation and dissolution of the Consolidating Fund, and it shall be a condition to the obligations of each of the parties hereto that the holders of the shares of beneficial interest of the Consolidating Fund shall have approved this Plan and the transactions contemplated herein in the manner required by law and HighMark Funds' Declaration of Trust at such a meeting on or before the Valuation Time.

     (b) The Consolidating Fund will liquidate and dissolve in the manner provided in HighMark Funds' Declaration of Trust and in accordance with applicable law, provided that the Consolidating Fund will not make any distributions of shares of the Consolidated Fund to its shareholders without first paying or adequately providing for the payment of all of its debts, obligations and liabilities.

7. CONDITIONS TO BE MET REGARDING THE TRANSACTION. The intention of HighMark Funds to consummate each of the transactions described herein is subject to the following conditions:


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     (a) This Plan shall have been adopted and the transactions contemplated hereby, including the liquidation and dissolution of the Consolidating Fund, shall have been approved by its shareholders in the manner required by law.

     (b) The officers of HighMark Funds shall cause the preparation of a statement of assets of the Consolidating Fund and liabilities, with values determined as provided in Section 3, together with a list of Investments with their respective tax costs, all as of the Valuation Time, certified on HighMark Funds' behalf by its President (or any Vice President) and Treasurer, and a certificate of both such officers, dated the Exchange Date, that there has been no material adverse change in the financial position of the Consolidating Fund since July 31, 1999, other than changes in the Investments since that date or changes in the market value of the Investments, or changes due to net redemptions of shares of the Consolidating Fund, dividends paid or losses from operations.

     (c) The officers of HighMark Funds shall cause the preparation of a statement of the Consolidated Fund's net assets, together with a list of portfolio holdings with values determined as provided in Section 3 hereof, all as of the Valuation Time certified on HighMark Funds' behalf by its President (or any Vice President) and Treasurer.

     (d) The President (or any Vice President) and Treasurer of HighMark Funds shall certify that as of the Valuation Time and as of the Exchange Date all the elements in Section 1 of this Plan are true and correct in all material respects as if made at and as of such dates and that each HighMark Fund has complied with and satisfied all the conditions on its part under the Plan to be performed or satisfied at or prior to such dates.

     (e) There shall not be any material litigation pending with respect to the matters contemplated by this Plan.

     (f) HighMark Funds shall have received an opinion of Ropes & Gray dated the Exchange Date to the effect that: (i) HighMark Funds is a business trust duly established and validly existing under the laws of the Commonwealth of Massachusetts, and neither HighMark Funds nor any HighMark Fund is, to the knowledge of such counsel, required to qualify to do business as a foreign association in any jurisdiction; (ii) HighMark Funds, on behalf of the Consolidating Fund, has the power to sell, assign, convey, transfer and deliver the Investments and other assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Plan, HighMark Funds, on behalf of the Consolidating Fund, will have duly sold, assigned, conveyed, transferred and delivered such Investments and other assets to the Consolidated Fund; (iii) the adoption of this Plan did not, and the consummation of the transactions contemplated hereby will not, violate HighMark Funds' Declaration of Trust or Code of Regulations, as amended, or any provision of any agreement known to such counsel to which HighMark Funds is a party or by which it is bound; (iv) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by HighMark Funds of the transactions contemplated hereby,

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except such as have been obtained under the Securities Act of 1933 (the "1933
Act"), the Securities Exchange Act of 1934 ("the 1934 Act") and the 1940 Act;
(v) this Plan has been duly authorized, executed and delivered by HighMark Funds and is a valid and binding obligation of HighMark Funds; and (vi) the shares of the Consolidated Fund to be delivered to the Consolidating Fund as provided for by this Plan are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by HighMark Funds and no shareholder of HighMark Funds has any preemptive right to subscription or purchase in respect thereof.

     (g) With respect to the transaction, HighMark Funds shall have received an opinion of Ropes & Gray addressed to HighMark Funds and dated the Exchange Date to the effect that for Federal income tax purposes: (i) no gain or loss will be recognized by the Consolidating Fund upon the transfer of the assets and Investments to the Consolidated Fund in exchange for shares of the Consolidated Fund and the assumption by the Consolidated Fund of the liabilities of the Consolidating Fund or upon the distribution of shares of the Consolidating Fund by the Consolidating Fund to its shareholders in liquidation; (ii) no gain or loss will be recognized by the shareholders of the Consolidating Fund upon the exchange of its shares for the shares of the Consolidated Fund; (iii) the basis of the shares of the Consolidated Fund's shares a shareholder of the Consolidating Fund receives in connection with the exchange will be the same as the basis of his or her Consolidating Fund's shares exchanged therefor; (iv) the Consolidating Fund's shareholder's holding period for his or her Consolidated Fund's shares will be determined by including the period for which he or she held the shares of the Consolidating Fund exchanged therefor, provided that he or she held such shares of the Consolidating Fund as capital assets; (v) no gain or loss will be recognized by the Consolidated Fund upon the receipt of the assets transferred to the Consolidated Fund pursuant to this Plan in exchange for the shares of the Consolidated Fund and the assumption by the Consolidated Fund of the liabilities of the Consolidating Fund; (vi) the basis in the hands of the Consolidated Fund of the assets of the Consolidating Fund will be the same as the basis of the assets in the hands of the Consolidating Fund immediately prior to the transfer; and (vii) the Consolidated Fund's holding periods of the assets of the Consolidating Fund will include the period for which such assets were held by the Consolidating Fund.

     (h) The assets of the Consolidating Fund to be acquired by the Consolidated Fund will include no assets which the Consolidated Fund, by reason of limitations contained in HighMark Funds' Declaration of Trust or of investment restrictions disclosed in its Prospectus in effect on the Exchange Date, may not properly acquire.

     (i) The Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or to the knowledge of HighMark Funds, contemplated by the Commission.

     (j) HighMark Funds shall have received from the Commission such order or orders as Ropes & Gray deems reasonably necessary or desirable under the 1933 Act, the 1934 Act, the

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1940 Act in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.

     (k) Prior to the Exchange Date, the Consolidating Fund shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its respective shareholders all of its investment company taxable income for its taxable years ending on or after July 31, 1999 and on or prior to the Exchange Date (computed without regard to any deduction for dividends paid), and all of its net capital gain realized in each of its taxable years ending on or after July 31, 1999 and on or prior to the Exchange Date (after reduction for any capital loss carryover).

     (l) The custodian of HighMark Funds shall have delivered to HighMark Funds a certificate identifying all of the assets of the Consolidating Funds held by such custodian as of the Valuation Time.

     (m) The transfer agent of HighMark Funds shall have provided to HighMark Funds (i) a certificate setting forth the number of shares of the Consolidating Fund outstanding as of the Valuation Time and (ii) the name and address of each holder of record of any such shares of the Consolidating Fund and the number and class of shares held of record by each such shareholder.

     (n) HighMark Funds, on behalf of the Consolidating Fund, shall have executed and delivered an Assumption of Liabilities dated as of the Exchange Date pursuant to which the Consolidating Fund will assume all of the liabilities of the Consolidating Fund existing at the Valuation Time in connection with the transactions contemplated by this Plan.

     (o) HighMark Funds, on behalf of the Consolidating Fund, shall have executed and delivered an instrument of transfer ("Transfer Document") and any other certificates or documents HighMark Funds may deem necessary or desirable to transfer the Consolidating Fund's entire right, title and interest in and to the Investments and all other assets.

8. NO BROKER. There is no person who has dealt with HighMark Funds or any HighMark Fund who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Plan.

9. TERMINATION. HighMark Funds may, by consent of its trustees, terminate this Plan, and HighMark Funds, after consultation with counsel, may modify this Plan in any manner deemed necessary or desirable.

10. RULE 145. Pursuant to Rule 145 under the 1933 Act, HighMark Funds will, in connection with the issuance of any shares of the Consolidated Fund to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the

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transaction pursuant to Rule 145(c), cause to be affixed upon the certificates issued to such person (if any) a legend as follows:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT TO HIGHMARK FUNDS OR ITS PRINCIPAL UNDERWRITER UNLESS (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO HIGHMARK FUNDS SUCH REGISTRATION IS NOT REQUIRED.

and, further, HighMark Funds will issue stop transfer instructions to HighMark Funds' transfer agent with respect to such shares.

11. AGREEMENT AND DECLARATION OF TRUST. Copies of the Agreement and Declaration of Trust of HighMark Funds and any amendments thereto so filed is on file with the Secretary of State of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the trustees of HighMark Funds, as trustees and not individually, and that the obligations of this instrument are not binding upon any of the trustees, officers or shareholders of HighMark Funds individually but are binding only upon the assets and property of HighMark Funds.

The names "HighMark Funds" and "Trustees of HighMark Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust filed on March 10, 1987, as amended, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of HighMark Funds entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.


                                       HighMark Funds


                                       By: __________________________



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